Exhibit 99.1

Media contact:
Karla Olsen,
senior manager, media relations
Phone: 888.613.0003
FAX: 316.261.6769
karla_olsen@wr.com
Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce_burns@wr.com

WESTAR ENERGY SETTLES SHAREHOLDER LAWSUITS

TOPEKA, Kan., April 15, 2005 — Westar Energy, Inc. (NYSE:WR) has reached an agreement in principle to settle pending shareholder securities class action and shareholder derivative lawsuits related to actions that occurred under former management. Under the terms of the settlement, the company will make a payment of $1.25 million and the company’s insurance carriers will make a payment of $31.25 million.

“This is one more matter dealing with actions under former management that we are relieved to have closed,” Jim Ludwig, vice president, public affairs, said.

The settlement amount, less legal fees for the plaintiffs’ counsel in amounts to be determined by the court, will be paid to the plaintiffs in the securities class action lawsuit. The settlement is subject to various conditions, including the execution of definitive agreements and approval of the United States District Court in Topeka, Kan. Also as part of the settlement, the company has agreed not to seek reimbursement from its insurance carriers for past or future legal costs related to these lawsuits or the criminal proceedings against certain of the company’s former executives. The settlement does not prevent the company from seeking reimbursement from those former executives of legal expenses advanced to them or on their behalf following the conclusion of relevant proceedings.

Wester Energy settles shareholder lawsuits	Page 2 of 2

Both the securities class action lawsuit and the shareholder derivative lawsuit were related to the matters covered by the report of the Special Committee of the Board of Directors released in May 2003.

The settlement does not include an admission of liability by the company or any of the individual defendants. The company entered into the settlement agreement to eliminate uncertainties related to these lawsuits and the burden and expense of further protracted litigation.

The settlement does not include the pending class action lawsuit related to the company’s 401(k) savings plan. This settlement does not prevent the company from pursuing its claims against certain of its former executives in arbitration and has no impact on the criminal prosecution of them by the United States Attorney’s Office.

Westar Energy, Inc. (NYSE: WR), together with its wholly owned subsidiaries, is the largest electric utility in Kansas, providing electric service to more than 649,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 34,800 miles of electric distribution and transmission lines.

Forward looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend” and words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Although we believe that the expectations and goals reflected in such forward-looking statements are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Annual Report on Form 10-K for the year ended December 31, 2004, for important risk factors that could cause results to differ materially from those in any such forward-looking statements.

Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.